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                                                                  Exhibit 21.1


     Name
OPERATING ENTITIES
------------------
Beacon Capital Partners, Inc.                          Maryland
Beacon Capital Partners, L.P.                          Delaware
Beacon Capital Participation Plan, L.P.                Delaware
Beacon Capital Participation Plan, LLC                 Delaware
Beacon Capital Partners Management, LLC                Delaware
Beacon Capital Partners Acquisition, LLC               Delaware
Cambridge Kendall SPC, Inc.                            Delaware
Cambridge Athenaeum LLC                                Delaware
Kendall Athenaeum LLC                                  Delaware
One Kendall LLC                                        Delaware
Beacon/PW Kendall LLC                                  Delaware
Technology Square LLC                                  Delaware
Dallas Office Portfolio, L.P                           Delaware
Suburban Dallas Office Portfolio, LLC                  Delaware
Sunnyvale Investments LLC                              Delaware
Columbia Street LLC                                    Delaware
Building Communications LLC                            Delaware
BCP Millennium Residential, Inc.                       Massachusetts
Millennium Tower LLC                                   Delaware
Millennium Residential Condominiums, LLC               Delaware
BCP Voting, Inc.                                       Delaware
Wormwood Property LLC                                  Delaware
Fort Point Place, Inc.                                 Massachusetts
BCP Strategic Partners, LLC                            Delaware
BCP Strategic Investments, LLC                         Delaware
Cypress Voting, Inc.                                   Delaware
Co Space Voting, Inc.                                  Delaware
Building 300 Technology Square LLC                     Delaware
CAMEZZ LLC                                             Delaware
CAOK Managers, Inc.                                    Delaware
Sunnyvale Investments II LLC                           Delaware
Building 600 Technology Square LLC                     Delaware
Building 700 Technology Square LLC                     Delaware
One Kendall Parcel LLC                                 Delaware
Building 100 Technology Square LLC                     Delaware
Mathilda Associates, LLC                               California
Mathilda Associates II LLC                             California